                                                                   EXHIBIT 10(e)
                                                                   -------------

                               ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT (the "Agreement"), made as of the _____ day of December __, 2001 among THE FOUR SEASONS TRADING FUND L.P., a Delaware limited partnership (the "Trading Company"), JAMES RIVER MANAGEMENT CORP., a _____________ corporation (the "General Partner"), and SSARIS ADVISORS, LLC, a Delaware limited liability company (the "Trading Advisor"). Capitalized terms that are used, but not defined, in this Agreement shall have the same meanings ascribed thereto in the Prospectus.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trading Company has been organized to trade, buy, sell or otherwise acquire, hold or dispose futures and forward contracts for commodities, financial instruments, and currencies, any rights pertaining thereto and any options thereon or on physical commodities and to engage in all activities necessary or incident thereto (the foregoing forms of investment being collectively referred to herein as "commodity interests");

         WHEREAS, the General Partner acts as general partner of the Trading Company;

         WHEREAS, The Four Seasons Fund II L.P. (the "Partnership"), the sole limited partner of the Trading Company, previously offered Units of Limited Partnership Interest in the Partnership ("Units") for sale to investors in an offering registered with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "1933 Act"), as described in the initial and any amended prospectus and registration statement filed with the SEC under the 1933 Act, which also constitutes a disclosure document that has been filed with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"), pursuant to the Commodity Exchange Act, as amended (the "CEA"), the commodity pool operators and commodity trading advisors regulations promulgated under the CEA by the CFTC (the "Commodity Regulations"), and NFA rules promulgated under the CEA (the "NFA Rules");

         WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests; and

         WHEREAS, the Trading Company desires the Trading Advisor, upon the terms and conditions set forth herein, to act as trading advisor for the Trading Company (which has received from the Partnership all capital invested in the Partnership net of organizational charges and selling commissions and the amounts necessary to fund the Guaranteed Distribution pool, all as described in the Partnership's Prospectus dated September 8, 1992, hereinafter referred to as the "Prospectus") and to make commodity interest investment decisions for the Trading Company, and the Trading Advisor desires to so act;

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1.    Duties of the Trading Advisor.
               ----------------------------

               a)      Speculative Trading. Commencing on December 3, 2001, the
                       -------------------
Trading Advisor shall act as a trading advisor for the Trading Company, acting independently from any other advisors or managers selected to direct accounts on behalf of the Trading Company. The Trading Advisor and the Trading Company agree that in managing an account for the Trading Company, the Trading Advisor shall apply its Balanced Portfolio Program as contemplated by the Trading Advisor's Commodity Trading Advisor Disclosure Document dated October 31, 2001 (the "Initial CTA Disclosure Document"), as such program may be developed and modified over time (except that the Trading Advisor may not abandon the basic asset allocation principles on which the Balanced Portfolio Program is based). The Trading Advisor may use a different program in managing the Trading Company's account only with the consent of the Trading Company. Except as provided otherwise in this Section 1, the Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the Trading Company's assets pursuant to and in accordance with the Trading Advisor's best judgment and the Balanced Portfolio Program as described in the Initial CTA Disclosure Document, and as refined and modified from time to time in the future in accordance herewith, for the period and on the terms and conditions set forth herein and in accordance with the Trading Company's trading strategies and policies (the "Trading Strategies") as described in the Prospectus and the Limited Partnership Agreement of the Trading Company (the "Limited Partnership Agreement") or as may be modified by the Trading Company with the prior consent of the Trading Advisor.

               Notwithstanding the foregoing, the Trading Company or the General Partner may override the trading instructions of the Trading Advisor to the extent necessary: (i) to comply with the Trading Strategies; (ii) to fund any distributions or redemptions of Units to be made by the Partnership; (iii) to pay the Trading Company's and the Partnership's expenses; (iv) to deleverage the Trading Company in accordance with the terms of the Prospectus; and/or (v) to comply with speculative position limits; provided that the Trading Company and the General Partner shall permit the Trading Advisor three days in which to liquidate positions for the purposes set forth in clauses (ii), (iii) and (v) prior to exercising their override authority. The Trading Advisor will not be liable to the Trading Company solely as a result of any loss caused by the intervention of Trading Company or the General Partner.

               The Trading Company and the General Partner both specifically acknowledge that in agreeing to manage an account for the Trading Company the Trading Advisor is in no respects making any guarantee of profits or of protections against loss.

               The Trading Advisor shall give the Trading Company prompt written notice of any proposed material change in the Balanced Portfolio Program or the manner in which trading decisions are to be made or implemented and shall not make any such proposed change with respect to trading for the Trading Company without having given the Trading Company and the General Partner at least 30 days' prior written notice of such change. The addition and/or deletion of commodity interests from the Trading Company's portfolio managed by the Trading Advisor shall not be deemed a change in the Balanced Portfolio Program and prior written notice to the Trading Company or the General Partner shall not be required therefor (unless the deletion constitutes an abandonment of the basic asset allocation principles on which the Balanced Portfolio Program is based).

               b)    Investment of Assets Held in Securities and Cash.
                     ------------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, the Trading Company and the General Partner, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Trading Company's assets other than in respect of the Trading Advisor's trading of the Trading Company's assets in commodity interests.

               c)    Trading Authorization. Prior to the Trading Company's
                     ---------------------
acceptance of trading advice from the Trading Advisor in accordance with this Agreement, the Trading Company shall deliver to the Trading Advisor a trading authorization in the form of Appendix A hereto appointing the Trading Advisor as an agent of the Trading Company and attorney-in-fact for such purpose.

               d)     Disclosure Documents. The Trading Company and the General
                      --------------------
Partner hereby acknowledge receipt of the Initial CTA Disclosure Document. The Trading Advisor shall, during the term of this Agreement, deliver to the Trading Company copies of all other commodity trading advisor disclosure documents relating to the Balanced Portfolio Program filed with the CFTC or NFA by the Trading Advisor promptly following the effectiveness of such document and the Trading Company shall sign the Acknowledgement of Receipt of Disclosure Document in the form of Appendix B hereto for each disclosure document so delivered.

         2.    Trading Advisor Independent.
               ----------------------------

               For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Trading Company or the Partnership in any way and shall not otherwise be deemed to be an agent of the Trading Company or the Partnership. Nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor for the Trading Company, the Trading Company, the Partnership or the General Partner as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Partnership.

         3.    Commodity Broker.
               ----------------

               The Trading Advisor shall clear orders for all commodity interest transactions for the Trading Company through such commodity broker or brokers, or in the case of forward contracts through such dealers or banks, as the Trading Company shall direct from time to time in its sole discretion (the Trading Company initially so designating Man Financial Inc.). The Trading Advisor may trade on a "give-up" basis so long as the give-up charges are reasonable and customary. The General Partner will arrange for the Trading Advisor to receive copies of all trade confirmations and all routine daily, monthly and other reports generated by the Trading Company's commodity brokers in respect of the Trading Company's trading activities.

         4.    Trading Advisory Fees.
               ---------------------

               For the advisory services contemplated by this Agreement, the Trading Company shall pay to the Trading Advisor (a) an incentive fee equal to 15% of any cumulative New Trading Profit (as defined hereinafter), determined as of the end of each calendar quarter (irrespective of whether the Trading Company has been trading for the entirety of such quarter) and (b) a monthly management fee equal to 0.0833% (a 1% annual rate) of the Partnership's Net Assets (as defined in the Prospectus and with the Guaranteed Distribution Pool being valued at cost plus accrued interest) as of the end of each month, after brokerage commissions, interest credits, sponsor's fees and administrative costs but before incentive fee accruals. The incentive fee and management fee shall also be paid to the Trading Advisor upon the termination of this Agreement as if the date of termination were a calendar quarter-end and month-end, respectively.

               The description of the calculation of the management fee set forth in the Prospectus is hereby confirmed in all respects.

               "New Trading Profit" shall mean the excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or $___________/1/, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. Except as expressly set forth in the foregoing sentence, the description of the calculation of the incentive fee set forth in the Prospectus is hereby confirmed in all respects.

         5.    Term and Termination.
               --------------------

               a)    Term and Renewal. This Agreement shall continue in effect
                     ----------------
until the end of the Time Horizon (as defined in the Prospectus) or, if earlier, the termination of trading by the Trading Company. Subsequent renewals may be negotiated between the General Partner and the Trading Advisor.

               b)     Termination. Notwithstanding Section 5(a) hereof, the
                      -----------
General Partner may (but shall be under no obligation to), acting on behalf of the Trading Company, prior to this Agreement's expiration, terminate this Agreement in the event (i) of regulatory suspension or the occurrence of other events which preclude the Trading Advisor from providing the services contemplated in the Prospectus or from performing its obligations under this Agreement, (ii) that the Trading Company terminates, or (iii) that the Trading Company's Net Asset Value declines by 80% during any fiscal year (after adding back the allocable portion of redemptions and distributions deducted from the Trading Company). This Agreement shall also terminate upon

--------
/1/ The amount of net assets at the highest previous period under RXR's Advisory Agreement (as adjusted as of September 28, 2001, assuming that there are no redemptions or distributions since that date) shall be inserted here in order to preserve the existing loss carryforward. This definition of "New Trading Profit" is identical to that set forth in the Prospectus, except that such amount is used in lieu of "Net Assets at the date trading commences." See page 86 of the Prospectus.

(i) the mutual decision of the Trading Advisor and the Trading Company or (ii) the bankruptcy, insolvency or dissolution of the Trading Advisor or the Trading Company.

         6.    Right to Advise Others; Uniformity of Acts and Practices.
               ---------------------------------------------------------

               During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors (including, without limitation, other commodity pools) as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interest accounts and to trade for and on behalf of their own proprietary commodity interest accounts. However, under no circumstances shall the Trading Advisor or any of its affiliates knowingly or deliberately favor any commodity interest account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Trading Company's account in any way or manner. Differences in performance between different programs shall not in itself constitute favoring an account over another. The Trading Advisor understands and agrees that it and its affiliates shall have a fiduciary responsibility to the Trading Company under this Agreement. For purposes of this Agreement, the Trading Advisor and its affiliates shall not be deemed to be favoring another commodity interest account over the Trading Company's account if the Trading Advisor or its affiliates, in accordance with specific instructions of the owner of such account, trade such account pursuant to a different program than that used for the Trading Company or trade such account at a degree of leverage or in accordance with trading policies which shall be different than that which shall normally be applied to substantially all of the Trading Advisor's other accounts or if the Trading Advisor or its affiliates, in accordance with the Trading Advisor's money management principles, shall not trade certain commodity interest contracts for an account based on the amount of equity in such account.

               Subject to any confidentiality restrictions imposed by a third party, at the request of the Trading Company, the Trading Advisor and its affiliates shall promptly make available to the Trading Company copies of the normal daily, monthly, quarterly and annual, as the case may be, written reports reflecting the performance of all commodity pool accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates required to be delivered to pool participants pursuant to the CEA and similar written information, including monthly account statements, reflecting the performance of all other commodity, interest accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates, with respect to which accounts reports shall not be required to be delivered to the owners thereof pursuant to the CEA. At the request of the Trading Company, the Trading Advisor or its affiliates shall immediately deliver to the Trading Company a satisfactory written explanation, in the judgment of the Trading Company, of differences, if any, in the performance between the Trading Company's account and such other commodity interest accounts traded utilizing the same program (subject to the need to preserve the secrecy of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients).

               As used in this Agreement, the term "principal" shall have the same meaning given to such term in Section 4.10(e) of the Commodity Regulations, and the term "affiliate" shall mean an individual or entity (including a stockholder, director, officer, employee, agent, or principal) that directly or indirectly controls, is controlled by, or is under common control with any other individual or entity; provided, that neither State Street Global Alliance LLC or
                      --------
any
successor firm (collectively, "SSGA") nor any parent or subsidiary company of SSGA, other than the Trading Advisor and its subsidiaries, shall be deemed an "affiliate" of the Trading Advisor for purposes of this Section 6 or Section 8.

         7.    Speculative Position Limits.
               ---------------------------

If the Trading Advisor (either alone or aggregated with the positions of any other person if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) shall exceed or be about to exceed applicable limits in any commodity interest traded for the Trading Company, the Trading Advisor shall immediately take such action as the Trading Advisor may deem fair and equitable to comply with the limits, and shall, if any limit is exceeded, immediately deliver to the Trading Company a written explanation of the action taken to comply with such limits. If such limits are exceeded by the Trading Company, the General Partner may require the Trading Advisor to liquidate positions as required.

         8.    Additional Agreements of Trading Advisor.
               -----------------------------------------

               a) Neither the Trading Advisor nor its employees, affiliates or agents, the stockholders, directors, officers, employees, principals, affiliates or agents of such affiliates, or their respective successors or assigns shall: (i) use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of and/or other information about the limited partners of the Partnership; nor (ii) directly solicit any such limited partner for any business purpose whatsoever (unless such limited partner is already a client of the Trading Advisor or any of its affiliates).

               b) THE TRADING ADVISOR AGREES THAT IT WILL IN NO EVENT MAKE ANY CLAIM UPON OR BRING ANY ACTION AGAINST THE PARTNERSHIP OR ANY OF ITS LIMITED PARTNERS BASED ON AN OBLIGATION OR LIABILITY OF THE TRADING COMPANY OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

         9.    Representations and Warranties.
               ------------------------------

               [APPROPRIATE REPRESENTATIONS AND WARRANTIES OF THE TRADING ADVISOR AND THE GENERAL PARTNER TO BE INSERTED HERE]

               a) The Trading Company received Part II of the Trading Advisor's Form ADV at least forty-eight (48) hours prior to entering into this Agreement.

         10.   Entire Agreement.
               ----------------

               This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

         11.   Indemnification.
               ----------------

               The Trading Company shall indemnify, defend and hold harmless the Trading Advisor, its affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Company shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of such person's conduct as trading advisor or otherwise relating to the business or activities undertaken on behalf of the Trading Company, provided that such conduct did not constitute negligence, misconduct or a breach of this Agreement or of any fiduciary obligation to the Trading Company and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Trading Company. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Company.

               In the event the Trading Company has terminated, the Trading Advisor may sue the General Partner directly on this indemnification claim in its capacity as General Partner of the Trading Company without first proceeding against the Trading Company. This provision is intended to effect timing only, and shall not in any way increase the liability of the General Partner to the Trading Advisor.

               The Trading Advisor shall indemnify, defend and hold harmless the Trading Company, the Partnership, the General Partner, their affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any conduct of the Trading Advisor or any of its officers, directors or employees in connection with this Agreement or relating to the management of an account of the Trading Company if such conduct of such person constituted negligence or misconduct or a breach of this Agreement or of any fiduciary obligation to the Trading Company or was conduct taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Company.

               The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party. This foregoing indemnity provision shall not increase the liability of any limited partner to the Partnership or the Trading Company, or the liability of the Partnership to the Trading Company as its sole limited partner, beyond the amount of such limited partner's capital and profits (exclusive of distributions or other returns of capital, including redemptions).

               For purposes of this Section 11, the Trading Advisor, its affiliates and their respective directors, officers, shareholders, employees and controlling persons shall not be liable to the Trading Company, the Partnership, the General Partner, their affiliates or their respective directors, officers, shareholders, employees and controlling persons, or to any of their successors and assigns, except by reason of conduct constituting negligence or misconduct or a breach of this Agreement or of any fiduciary obligation to the Trading Company or by reason of an act or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Trading Company.

               No indemnification under of this Section 11 shall be made in respect of any demand, claim, lawsuit, action or proceeding relating to activities of the person to be indemnified which have been adjudged, by a court having jurisdiction with respect to the matter upon entry of a final judgment, not to have been done in good faith and in the reasonable belief that such conduct was in, or not opposed to, the best interests of the Trading Company or to constitute negligence, misconduct or breach of this Agreement unless, and except to the extent that, such court determines that, despite such judgment, such person is fairly and reasonably entitled to indemnity.

               Any indemnification required by this Section 11, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel mutually agreeable to the parties hereto in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth herein.

         [APPROPRIATE PROVISION REGARDING CONTROL OF DEFENSE TO BE INSERTED
HERE]

         12.   Assignment.
               ----------

This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

         13.   Amendment; Waiver.
               -----------------

               This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

         14.   Severability.
               ------------

               If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

         15.   Notices.
               -------

               Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  if to the Trading Company:      ______________________________

                                                  ______________________________

                                                  ______________________________


                  with a copy to:                 ______________________________

                                                  ______________________________

                                                  ______________________________


                  if to the General Partner:      ______________________________

                                                  ______________________________

                                                  ______________________________


                  with a copy to:                 ______________________________

                                                  ______________________________

                                                  ______________________________


                  if to the Trading Advisor:      SSARIS ADVISORS, LLC
                                                  Financial Centre
                                                  695 East Main Street
                                                  Suite 102
                                                  Stamford, Connecticut 06901
                                                  Attn: Mark Rosenberg

                  with a copy to:                 DORSEY & WHITNEY LLP
                                                  250 Park Avenue
                                                  New York, New York  10177
                                                  Attn: Michael F. Griffin, Esq.

         16.   Governing Law.
               -------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         17.   Consent to Jurisdiction.
               ----------------------

The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, and State of New York.

         18.   Remedies.
               --------

In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor, the General Partner and the Trading Company agree that they shall not seek any prejudgment equitable or ancillary relief. Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the Trading Company agrees that the Trading Advisor and the General Partner may seek declaratory judgment with respect to the indemnification provisions of this Agreement.

         19.   Confidentiality.
               ---------------

The Trading Company and the General Partner acknowledge that the Trading Advisor's strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by the General Partner or the Trading company is to be used solely to monitor the Trading Advisor's performance on behalf of the Trading Company. Nothing in this Agreement shall require the Trading Advisor to disclose any proprietary information regarding its trading systems.

         20.   Survival.
               --------

The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

         21.   Counterparts.
               ------------

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         22.   Headings.
               --------

Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

               IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

                                       THE FOUR SEASONS TRADING FUND L.P.

                                       By:  JAMES RIVER MANAGEMENT CORP.,
                                            General Partner


                                       By:______________________________________
                                                      [Name]
                                                      [Title]


                                       JAMES RIVER MANAGEMENT CORP.


                                       By:______________________________________
                                                      [Name]
                                                      [Title]


                                       SSARIS ADVISORS, LLC

                                       By: /s/ MARK ROSENBERG
                                           -------------------------------------
                                                   Mark Rosenberg
                                                   President-CEO

                                   Appendix A
                                   ----------

                              TRADING AUTHORIZATION

SSARIS Advisors, LLC
Financial Centre
695 East Main Street
Suite 102
Stamford, Connecticut 06901
Attn: Mark Rosenberg

Dear Sirs:

               The Four Seasons Trading Fund L.P., a limited partnership organized under the Revised Uniform Limited Partnership Act of the State of Delaware (the "Trading Company"), does hereby make, constitute and appoint you as an attorney-in-fact of the Trading Company to buy and sell commodity interests, including foreign commodity interests, including foreign futures and options, through Man Financial Inc., as commodity broker, in accordance with the Advisory Agreement among the Trading Company, James River Management Corp. and SSARIS Advisors, LLC dated as of the ___ day of December, 2001.

               This authorization shall terminate and be null, void and of no further effect simultaneously with the termination of the said Advisory Agreement.

                                       Very truly yours,

                                       THE FOUR SEASONS TRADING FUND L.P.

                                       By: James River Management Corp.,
                                           General Partner

                                       By:______________________________________
                                                    [Name, Title]

ACCEPTED AND AGREED TO:

SSARIS ADVISORS, LLC

By: /s/ MARK ROSENBERG
    ----------------------------------
         Mark Rosenberg
         President-CEO

Dated as of:__________________________

                                   Appendix B
                                   ----------

                           ACKNOWLEDGEMENT OF RECEIPT
                             OF DISCLOSURE DOCUMENT

               The undersigned hereby acknowledges receipt of SSARIS Advisors, LLC's Disclosure Document dated ______________, 200__.


                                       THE FOUR SEASONS TRADING FUND L.P.

                                       By: James River Management Corp.,
                                           General Partner

                                       By:______________________________________
                                                      [Name]
                                                      [Title]